CareTrust REIT, Inc. Announces Completion of Special Dividend Payment

$132 Million Distributed in Cash and Stock

San Clemente, CA – (Globe Newswire – December 10, 2014) – CareTrust REIT, Inc. (NASDAQ:CTRE) today announced that it has completed the payment of its previously-announced special dividend of $132.0 million, or approximately $5.88 per issued and outstanding pre-dividend share.  CareTrust paid the special dividend through the issuance of an aggregate of 8,974,324 shares of its common stock, and the payment of an aggregate of $33.0 million in cash.

As previously announced, the amount of the special dividend represents accumulated earnings and profits allocated to CareTrust in connection with its spin-off from The Ensign Group, Inc. (NASDAQ:ENSG) earlier in the year. The special dividend was paid to stockholders of record as of the close of business on October 31, 2014, and traded with “due bills” during the period from October 29, 2014 through and including December 10, 2014.  CareTrust common stock will begin trading on an ex-distribution basis, i.e. without due bills attached, from the opening of trading on December 11, 2014.

Stockholders of record had the opportunity to elect to receive the special dividend in the form of cash or additional shares of common stock, subject to the requirement that the aggregate amount of cash distributed to all stockholders equal $33.0 million (plus any cash paid in lieu of issuing fractional shares).  Stockholders of record who elected to receive payment in cash received approximately $2.07 per share in cash and the remainder in shares of common stock.  All other stockholders received the special dividend entirely in shares of common stock.

About CareTrustTM

CareTrust REIT, Inc. is a real estate investment company that is engaged in the ownership, acquisition and leasing of seniors housing and healthcare-related properties. CareTrust is organized and conducts its operations to qualify as a REIT for U.S. federal income tax purposes. With 97 net-leased healthcare properties and three operated seniors housing properties in ten states, CareTrust is pursuing opportunities nationwide to acquire additional properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. More information about CareTrust is available at http://www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements regarding  future financing plans, business strategies, growth prospects and operating and financial performance; expectations regarding the making of distributions and the payment of dividends; and compliance with and changes in governmental regulations.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on Management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although Management believes that the assumptions underlying the forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that their expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to:  (i) the ability to achieve some or all of the expected benefits from the completed spin-off and to successfully conduct the Company’s business following the spin-off;  (ii) the ability and willingness of Ensign to meet and/or perform its obligations under the contractual arrangements that it entered into with the Company in connection with the spin-off, including the Master Leases, and any of its obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities; (iii) the ability and willingness of the Company’s tenants to (a) comply with laws, rules and regulations in the operation of the properties the Company leases to them, and (b) renew their leases with the Company upon expiration, or in the alternative, (c) the Company’s ability to reposition and re-let the Company’s properties on the same or better terms in the event of nonrenewal or replacement of an existing tenant and any obligations, including indemnification obligations, that the Company may incur in replacing an existing tenant; (iv) the availability of, and the ability to identify and acquire, suitable acquisition opportunities and lease the same to reliable tenants on accretive terms; (v) the ability to generate sufficient cash flows to service the Company’s outstanding indebtedness; (vi) access to debt and equity capital markets; (vii) fluctuating interest rates; (viii) the ability to retain and properly incentivize key management personnel; (ix) the ability to qualify or maintain the Company’s status as a real estate investment trust (“REIT”); (x) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xi) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xii) any additional factors included in this report and any included in the section entitled “Risk Factors” in Item 1A of Part II of the Company’s most recently filed Form 10-Q.

Forward-looking statements speak only as of the date made, whether in this press release or the related conference call and webcast. Except in the normal course of the Company’s public disclosure obligations, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based.

Contact Information

CareTrust REIT, Inc. (949) 542-3130, ir@caretrustreit.com

SOURCE: CareTrust REIT, Inc.